UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17130 N. Dallas Parkway, Suite 240 Dallas, Texas	75248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Tiger Cub Trust Promissory Note

Promissory Note

On December 4, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”), borrowed $75,000 from The Tiger Cub Trust, which trust is controlled by the Company’s Chief Executive Officer and Chairman, Jacob D. Cohen (“Tiger Cub”), and entered into a Promissory Note with Tiger Cub to evidence such loan.

The Promissory Note has a principal balance of $75,000. The Promissory Note bears interest at a rate of 18% per annum, compounded monthly, and matures on the earliest of (i) December 4, 2026, (ii) acceleration upon an event of default at the option of the holder, or (iii) five business days following the closing of a Qualified Financing, as discussed below.

The Promissory Note includes customary terms for promissory notes, including payment hierarchy, prepayment, default events, and remedies, and customary representations and warranties of the parties and covenants of the Company.

The Company may prepay the Promissory Note at any time prior to maturity; however, any such prepayment will require a prepayment premium equal to the Make Whole Amount (defined below), minus any accrued interest as of the prepayment date, which is also payable upon prepayment. The “Make Whole Amount” is defined as an amount equal to the original principal amount of the Promissory Note, multiplied by the standard interest rate (18%), designed to approximate the holder’s expected return over the full term of the Promissory Note.

The Promissory Note also includes a mandatory prepayment provision requiring repayment of the entire outstanding amount, together with accrued interest and a make-whole premium, within five business days following the closing of a Qualified Financing. A “Qualified Financing” is defined in the Promissory Note as any fundraising transaction completed after the Promissory Note’s effective date, other than a sale of notes on substantially similar terms as the Promissory Note, undertaken primarily for the purpose of raising capital.

In the event of default, including nonpayment, material breaches, insolvency events, or material adverse effects, the holder may declare the outstanding obligations under the Promissory Note immediately due and payable (in the event of bankruptcy such repayment obligation is immediate, without notice) and immediately upon the occurrence of an event of default, without any required notice of, or action by, holder, the principal amount of the Promissory Note automatically increases to an amount equal to the then outstanding balance of the Promissory Note, plus the Make Whole Amount.

* * * * *

The foregoing description of the Promissory Note is only a summary of the material terms of each such agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated into this Item 1.01 in its entirety, by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Promissory Note is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1*	Promissory Note dated December 4, 2025 in the principal amount of $75,000, between Mangoceuticals, Inc., borrower and The Tiger Cub Trust, lender
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: December 10, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer